Exhibit 10.1
NOTE EXCHANGE AGREEMENT
     THIS NOTE EXCHANGE AGREEMENT, dated as of March 13, 2009 (the “Agreement”), is entered into by and between BMP Sunstone Corporation, a Delaware corporation (the “Company”), and the person identified as the “Noteholder” on Schedule A hereto (the “Noteholder”, and together with the Company, the “Parties”).
RECITALS
     WHEREAS, the Noteholder is the holder of a 10.0% Senior Secured Promissory Note due May 1, 2009 in the principal amount set forth on Schedule A hereto (the “Original Note”);
     WHEREAS, the Noteholder and the Company desire to exchange the Original Note for a 12.5% March Exchange Secured Convertible Note due July 1, 2011 in a principal amount set forth on Schedule A hereto and in the form attached as Exhibit A hereto (the “Exchange Note”); and
     WHEREAS, this Agreement is one of a series of note exchange agreements by which certain Original Notes are being exchanged for Exchange Notes.
     NOW, THEREFORE, in consideration of the premises, and of mutual covenants contained herein and the mutual benefits to be derived therefrom, the Noteholder and the Company agree as follows:
ARTICLE 1
EXCHANGE
     1.1 Exchange. Each of the Company and the Noteholder hereby agree to exchange the Original Note for the Exchange Note (the “Exchange”) and to take all actions necessary to consummate the Exchange.
     1.2 Cancellation and Issuance.
          1.2.1 Upon execution of this Agreement by the Parties,
               (a) the Exchange shall be effective, the notes representing the Original Note will be deemed cancelled and the Exchange Note shall be deemed issued;
               (b) the Noteholder shall deliver to the Company a completed and executed IRS W-9 Form of the Investor;
               (c) the Noteholder shall execute and deliver a joinder, in the form attached as Exhibit B-1 hereto (the “Pledge Joinder”), to the Pledge Agreement, as amended (the “Pledge Agreement”), attached as Exhibit B-2 hereto;

               (d) the Company shall deliver to the Noteholder the executed Share Escrow Agreement, as amended (the “Share Escrow Agreement”), attached as Exhibit C hereto; and
               (e) the Company shall deliver to the Noteholder the executed Interest Escrow Agreement, as amended (the “Interest Escrow Agreement”), attached as Exhibit D hereto (this Agreement, the Exchange Note, the Pledge Joinder, the Pledge Agreement, the Share Escrow Agreement and the Interest Escrow Agreement are herein collectively referred to herein as the “Transaction Documents”).
          1.2.2 On or as soon as practicable after the Closing Date, the Noteholder shall surrender to the Company for cancellation the notes representing the Original Note, which the Company shall promptly cancel, and upon cancellation thereof the Company shall execute and deliver to the Noteholder an executed copy of the Exchange Note.
          1.2.3 On April 1, 2009, the Company shall pay to Noteholder all accrued but unpaid interest on the Original Notes, for the period from and including November 2, 2008 through but not including the Closing Date, from the escrow account maintained by CSC Trust Company of Delaware, pursuant to the Interest Escrow Agreement.
          1.2.4 Promptly following the Closing Date, the Company shall cause Bryn Mawr Trust Company to transfer to the Escrow Agent (as defined under the Interest Escrow Agreement) from its escrow account maintained by Bryn Mawr Trust Company, pursuant to the Escrow Agreement, dated November 1, 2007, between the Company and Bryn Mawr Trust Company, an amount equal to the aggregate interest payment on the Original Notes being surrendered for the period from and including November 2, 2008 through and including May 1, 2009.
     1.3 Closing. The closing (the “Closing”) of the Exchange shall occur upon execution of this Agreement and the Transaction Documents to which the Noteholder is a party (the “Closing Date”).
ARTICLE 2
REPRESENTATIONS AND WARRANTIES BY THE COMPANY
     The Company represents and warrants to the Noteholder that:
     2.1 Organization, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     2.2 Conversion Shares. All shares of common stock, par value $0.001 (the “Common Stock”) of the Company which may be issued upon the conversion of the Exchange Note (the “Conversion Shares”), upon issuance in accordance with the terms of the Exchange Note, will be duly authorized, validly issued, fully paid and non-assessable. The Company has taken and shall continue to take all such actions as may be required to ensure that the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Exchange Note into Conversion Shares.

     2.3 Authority. The execution, delivery and performance of, and compliance with, the Transaction Documents, the issuance of the Exchange Note in exchange for the Original Note and the issuance of the Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company The Transaction Documents are valid and binding agreements of the Company and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES BY THE NOTEHOLDER
     The Noteholder hereby represents and warrants to the Company that:
     3.1 Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance of, and compliance with, this Agreement, and the Transaction Documents contemplated hereunder to which the Noteholder is a party, by the Noteholder and the terms of the Exchange have been duly authorized by all necessary action on the part of the Noteholder. The Transaction Documents to which the Noteholder is a party are valid and binding agreements of the Noteholder, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     3.2 Ownership. The Noteholder is the sole record and beneficial owner of the Original Note and has good title to the Original Note free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, conditional sales contract, transfer restriction, right of first refusal, voting trust agreement, preemptive right, or other adverse claim, defect of title, limitation or restriction of any type or nature whatsoever.
     3.3 Access. The Noteholder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Noteholder has had full opportunity to seek the advice of independent counsel with respect to the Exchange and the tax risks and implications thereof.
ARTICLE 4
COVENANTS
     4.1 Lock-Up. The “Lock-Up Period” means the period beginning on the date of this Agreement and ending on the earlier of May 15, 2009 or the closing of the issuance of shares of common stock of the Company in one or more offerings to investors resulting in the receipt of proceeds, net of all commissions, by the Company in an aggregate amount of at least twelve million six hundred seventy two thousand four hundred sixty three dollars ($12,672,463). The

Noteholder agrees that, during the Lock-Up Period, the Noteholder will not, directly or indirectly, (a) enter into any short sale or any purchase, sale or grant of any right (including without limitation the purchase of any long put option or writing of any call option) which is designed to, or which reasonably could be expected to, result in a sale of disposition of any security of the Company, or (b) enter into a “put equivalent position”, as defined in Rule 16a-1 under the Securities Exchange Act of 1934, with respect to any security of the Company. The foregoing restriction is expressly agreed to preclude the Noteholder from, directly or indirectly, engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any securities of the Company not directly owned by the Noteholder. Notwithstanding the foregoing, the Noteholder shall not be restricted from selling shares of common stock of the Company in ordinary course regular way sale transactions in public trading markets in the United States and where settlement is effected within three (3) trading days following the date of such sale transaction.
     4.2 Enforceability. If the Exchange Note is determined not to be enforceable by a court of competent jurisdiction in a final and non-appealable verdict, the Company shall pay the Noteholder the outstanding principal amount of the Exchange Note and the accrued but unpaid interest (through the date of such final and non-appealable verdict) on such outstanding principal amount of the Exchange Note.
ARTICLE 5
INDEMNIFICATION
     5.1 Noteholder Indemnification. The Noteholder acknowledges and understands the meaning of the representations and warranties made in this Agreement and hereby agrees to indemnify and hold harmless the Company and its respective predecessors, successors, direct or indirect subsidiaries and affiliates and its and their past and present shareholders, members (direct and indirect), managers, directors, officers, employees, agents, and representatives from and against any and all loss, costs, expenses, damages and liabilities (including, without limitation, court costs and reasonable attorneys fees) arising out of or due to a breach by the Noteholder of any such representations and warranties or of any covenants or other agreements contained in this Agreement. All representations, warranties, covenants or other agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the exchange by the Noteholder of the Original Note for the Exchange Note.
     5.2 Company Indemnification. The Company hereby agrees to indemnify and hold harmless the Noteholder from and against any and all loss, costs, expenses, damages and liabilities (including, without limitation, court costs and reasonable attorneys fees) arising out of or due to a breach by the Company of any representations and warranties set forth in this Agreement or of any covenants or other agreements contained in this Agreement. All representations, warranties, covenants or other agreements contained in this Agreement shall survive the execution and delivery of this Agreement by the Company and the exchange by the Noteholder of the Original Note for the Exchange Note.

ARTICLE 6
MISCELLANEOUS PROVISIONS
     6.1 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of any federal court in the United States and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each Party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.2. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     6.2 Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
          6.2.1 if to the Company, to:
BMP Sunstone Corporation.
600 W. Germantown Pike
Suite 400
Plymouth Meeting, PA 19462
Facsimile: 610.940.1676
Email: fpowell@bmpsunstone.com
Attn: Fred M. Powell, Chief Financial Officer
          6.2.2 with a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

Facsimile: 215.963.5001
Attention: Joanne R. Soslow, Esq.
          6.2.3 if to the Noteholder, at its mail or e-mail address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     6.3 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either Party hereto or to any such agreement or instrument, the other Party hereto or thereto shall re-execute original forms thereof and deliver them to the other Party. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     6.4 Transaction Documents. The Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such transactions. At and after the Closing, the Parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Exchange. The Parties hereby acknowledge that the terms and language of the Transaction Documents were the result of negotiations among the Parties and, as a result, there shall be no presumption that any ambiguities in the Transaction Documents shall be resolved against any particular Party. Any controversy over construction of the Transaction Documents shall be decided without regard to events of authorship or negotiation.
     6.5 Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Parties.
     6.6 Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Noteholder.

     6.7 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable law in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Exchange is not affected in any manner materially adverse to any Party, (a) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (b) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the Exchange is fulfilled to the fullest extent possible.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

BMP SUNSTONE CORPORATION		NOTEHOLDER
By:		By:
	Name:	Name:
	Title:	Title:

Provide Notices to:

Address:

Facsimile:

Email Address:
Wire Instructions for Payments to Noteholder:

[Signature Page to Note Exchange Agreement]

Schedule A

		Principal Amount of 12.5%
	Principal Amount of 10.0%	March Exchange Secured
	Senior Secured Promissory	Convertible Note due July 1,
Noteholder	Note due May 1, 2009	2011

Exhibit A
Form of 12.5% March Exchange Secured Convertible Note due July 1, 2011

Exhibit B-1
Joinder to Pledge Agreement
     By executing this signature page, the undersigned investor in BMP Sunstone Corporation, a Delaware corporation (the “Company”) hereby agrees to: (i) become a party to the Pledge Agreement, dated January 20, 2009, as amended (the “Agreement”), by and among the Company and certain noteholders of the Company, a copy of which the undersigned acknowledges the undersigned has received; and (ii) be bound by all terms and conditions of the Agreement as a “Noteholder”(as such term is defined in the Agreement), having such rights, entitlements and obligations as set forth in the Agreement.

Date: , 2009	NOTEHOLDER:

Name:

ACKNOWLEDGED AND AGREED: BMP SUNSTONE CORPORATION
By:
Name:
Title:

Exhibit B-2
Pledge Agreement

Exhibit C
Share Escrow Agreement

Exhibit D
Interest Escrow Agreement